As filed with the Securities and Exchange Commission on March 31, 2008

Registration No. 333-42839

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

Intermec, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation or organization)

95-4647021
 (I.R.S. Employer Identification No.)

6001 36th Avenue West
Everett, Washington 98203-1264
Telephone: (425) 265-2400
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Janis Harwell, Esq.
General Counsel
Intermec, Inc.
6001 36th Avenue West
Everett, Washington 98203-1264
Telephone: (425) 265-2400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

A copy of all communications, including communications sent to the agent for service should be sent to:

Eric Honick, Esq.
Snow Becker Krauss P.C.
605 Third Avenue
New York, New York 10158-0125
Telephone: (212) 687-3860
Facsimile: (212) 949-7052

This post-effective amendment deregisters the securities that remain unsold hereunder as of the date hereof.
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer  ☒                                                                           Accelerated filer  ☐

Non-accelerated filer  ☐                                                                           Smaller reporting company  ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

On December 22, 1997, Intermec, Inc., a Delaware corporation formerly known as UNOVA, Inc. (the “Registrant”), filed with the Securities and Exchange Commission a Registration Statement on Form S-3 (Registration No. 333-42839) (the “Registration Statement”), as amended by Amendment No. 1 filed January 15, 1998, that registered $600,000,000 of Common Stock, Preferred Stock, Depositary Shares, Debt Securities and Warrants (collectively, the “Securities”).

The Registrant has determined that it no longer desires to offer or sell the Securities pursuant to the Registration Statement.  Accordingly, by filing this Post-Effective Amendment No. 1, the Registrant hereby deregisters all of the Securities that have not been sold under the Registration Statement.  The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such Securities.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3/A and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Everett, State of Washington, on March 31, 2008.

Intermec, Inc.
By	/s/ PATRICK J. BYRNE
Patrick J. Byrne President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Patrick J. Byrne	Director, President and Chief Executive Officer	March 31, 2008
Patrick J. Byrne

/s/ Allen J. Lauer	Director and Chairman of the Board	March 31, 2008
Allen J. Lauer

/s/ Gregory K. Hinckley	Director	March 31, 2008
Gregory K. Hinckley

/s/ Lydia H. Kennard	Director	March 31, 2008
Lydia H. Kennard

/s/ Stephen P. Reynolds	Director	March 31, 2008
Stephen P. Reynolds

/s/ Steven B. Sample	Director	March 31, 2008
Steven B. Sample

/s/ Oren G. Shaffer	Director	March 31, 2008
Oren G. Shaffer

/s/ Larry D. Yost	Director	March 31, 2008
Larry D. Yost

/s/ Lanny H. Michael	Senior Vice President, Chief Financial Officer	March 31, 2008
Lanny H. Michael	(Principal Financial Officer)

/s/ Fredric B. Anderson	Vice President, Corporate Controller	March 31, 2008
Fredric B. Anderson	(Principal Accounting Officer)